SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 19, 2004

                 INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

                                     Indiana
                 (State or other jurisdiction of incorporation)

         000-30771                                                   87-0678630
  (Commission File No.)                    (I.R.S. Employer Identification No.)

                              5624 West 73rd Street
                             Indianapolis, IN 46278
                    (Address of principal executive officer)


                                 (317) 295-3500
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

     Effective March 17, 2004, Interactive Motorsports and Entertainment Corp. (the "Company") engaged HJ & Associates, L.L.C. ("HJ") of Salt Lake City, Utah, as its new independent accountant to audit the Company's financial statements for the year ended December 31, 2003. The resignation of Crowe Chizek and Company, LLC, the Company's prior independent auditors, was previously reported on the Company's Current Report of Form 8-K filed on March 18, 2004.

     During the years ended December 31, 2002 and 2003 and the interim period up to and including March 17, 2004, neither the Company nor anyone acting on the Company's behalf consulted HJ regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed; to the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided by HJ to the Company that HJ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" as that term is describe in Item 304 (a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instruction to Item 304 of Regulation S-K, or a "reportable event" as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

     The Company has provided a copy of the above disclosure to HJ, which has informed the Company that it does not disagree with the above disclosure.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  March 19, 2004

                                    INTERACTIVE MOTORSPORTS AND
                                    ENTERTAINMENT CORP.

                           By: /s/ William Donaldson
                                    William Donaldson
                                    Chief Executive Officer